[CitiFunds]

TO:  Securities and Exchange Commission
         Division of Investment Management
         Judiciary Plaza
         450 Fifth Street, N.W.
         Washington D.C. 20549

FROM:  CitFunds Multi-State Tax Free Trust --
               CitiFunds New York Tax Free Reserves
               CitiFunds California Tax Free Reserves
               CitiFunds Connecticut Tax Free Reserves
               (CIK No. 0000775613)
               (CCC No. jz#dnk4y)
               (Registration File Nos.  2-99977; 811-4596,
                33-44749; 811-4596 and 2-99977; 811-4596 respectively)

DATE:   April 21, 1999

On behalf of the above-noted registrant, transmitted herewith for filing pursuant to Rule 30b2-1 are the semi-annual financial statements for the period ended February 28, 1999.

Please call Linda T. Gibson of CFBDS, Inc. at (617) 423-0800 with any comments or questions relating to this report.